Exhibit 99.4

ATHLON ENERGY INC.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

Athlon Energy Inc. (“Athlon”), a Delaware corporation, incorporated on April 1, 2013 and is an independent exploration and production company focused on the acquisition, development, and exploitation of unconventional oil and liquids-rich natural gas reserves in the Permian Basin.  On April 7, 2014, Athlon entered into purchase and sale agreements with Hibernia Holdings, LLC (“Hibernia”) and Piedra Energy II, LLC (“Piedra”) to acquire certain oil and natural gas properties and related assets in the Permian Basin in West Texas for $667.7 million in cash, in the aggregate (the “Acquisitions”).  The accompanying unaudited pro forma financial statements give effect to the Acquisitions, including related financing transactions.  The unaudited pro forma balance sheet assumes that the Acquisitions and related transactions occurred on December 31, 2013.  The unaudited pro forma statement of operations assumes that the Acquisitions and related transactions occurred on January 1, 2013.

The accompanying unaudited pro forma financial statements should be read together with: (1) Athlon’s audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013; (2) Hibernia Energy LLC’s audited consolidated financial statements as of and for the year ended December 31, 2013, which is included as an exhibit to this Current Report on Form 8-K/A; and (3) Piedra’s audited Schedule of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties, which is incorporated by reference into this Current Report on Form 8-K/A.

The accompanying unaudited pro forma financial statements were derived by making certain adjustments to Athlon’s historical consolidated financial statements.  The adjustments are based on currently available information and certain estimates and assumptions.  Therefore, the actual adjustments may differ from the pro forma adjustments.  However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma financial statements.

The unaudited pro forma financial statements and related notes are presented for illustrative purposes only.  If the Acquisitions and related transactions had occurred in the past, Athlon’s operating results might have been materially different from those presented in the unaudited pro forma financial statements.  The unaudited pro forma financial statements should not be relied upon as an indication of operating results that Athlon would have achieved if the Acquisitions and related transactions had taken place on the specified date.  In addition, future results may vary significantly from the results reflected in the unaudited pro forma statement of operations and should not be relied on as an indication of the future results Athlon will have after the completion of the Acquisitions and related transactions.

ATHLON ENERGY INC.

UNAUDITED PRO FORMA BALANCE SHEET

December 31, 2013

(in thousands)

	Athlon Historical	Hibernia Historical	Pro Forma Adjustments		Pro Forma as Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$113,025	$1,299	$(1,831	)(a)	$109,094
			667,700	(b)
			(668,999	)(c)
			(2,100	)(d)
Accounts receivable	48,238	3,127	(3,127	)(c)	48,238
Inventory	928	—	—		928
Deferred taxes	380	—	—		380
Other	1,166	119	(119	)(c)	1,166
Total current assets	163,737	4,545	(8,476)		159,806

Oil and natural gas properties and equipment, at cost - full cost method:
Evaluated, including wells and related equipment	1,244,178	127,051	182,231	(c)	1,553,460
Unevaluated	89,859	—	359,207	(c)	449,066
Accumulated depletion, depreciation, and amortization	(160,779)	(4,129)	4,129	(c)	(160,779)
	1,173,258	122,922	545,567		1,841,747

Derivatives, at fair value	2,330	—	—		2,330
Debt issuance costs	14,679	422	1,831	(a)	16,510
			(422	)(c)
Other	1,447	146	(146	)(c)	1,447
Total assets	$1,355,451	$128,035	$538,354		$2,021,840

LIABILITIES AND EQUITY

Current liabilities:
Trade accounts payable	$459	$9,192	$(9,192	)(c)	$459
Accrued liabilities:
Lease operating	6,563	—	—		6,563
Production, severance, and ad valorem taxes	2,550	—	—		2,550
Development capital	68,059	—	—		68,059
Interest	7,790	217	(217	)(c)	7,790
Derivatives, at fair value	8,354	—	—		8,354
Revenue payable	20,513	3	(3	)(c)	20,513
Other	4,035	—	—		4,035
Total current liabilities	118,323	9,412	(9,412)		118,323

Asset retirement obligations, net of current portion	6,795	724	65	(c)	7,584
Long-term debt	500,000	45,000	667,700	(b)	1,167,700
			(45,000	)(c)
Deferred taxes	92,397	—	—		92,397
Other	101	738	(738	)(c)	101
Total liabilities	717,616	55,874	612,615		1,386,105

Commitments and contingencies

Equity:
Members’ equity	—	72,161	(72,161	)(c)	—
Preferred stock	—	—	—		—
Common stock	821	—	—		821
Additional paid-in capital	593,943	—	—		593,943
Retained earnings	32,283	—	(2,100	)(d)	30,183
Total stockholders’ equity	627,047	72,161	(74,261)		624,947
Noncontrolling interest	10,788	—	—		10,788
Total equity	637,835	72,161	(74,261)		635,735
Total liabilities and equity	$1,355,451	$128,035	$538,354		$2,021,840

The accompanying notes are an integral part of these unaudited pro forma financial statements.

ATHLON ENERGY INC.

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

(in thousands, except per share amounts)

	Athlon Historical	Hibernia Historical	Piedra Historical	Pro Forma Adjustments		Pro Forma as Adjusted

Oil and natural gas revenues	$299,373	$17,595	$28,862	$2,006	(a)	$347,836

Expenses:
Production	53,046	2,564	5,640	692	(a)	61,942
Depletion, depreciation, and amortization	87,171	3,417	—	4,889	(b)	95,477
General and administrative	21,331	3,340	—	—		24,671
Contract termination fee	2,408	—	—	—		2,408
Acquisitions costs	421	—	—	—		421
Derivative fair value loss	18,115	1,821	—	—		19,936
Accretion of discount on asset retierment obligations	675	19	—	73	(c)	767
Total expenses	183,167	11,161	5,640	5,654		205,622

Operating income	116,206	6,434	23,222	(3,648)		142,214

Other income (expenses):
Interest expense	(36,669)	(1,160)	—	(16,663	)(d)	(54,492)
Other	35	160	—	—		195
Total other expenses	(36,634)	(1,000)	—	(16,663)		(54,297)

Income before income taxes	79,572	5,434	23,222	(20,311)		87,917
Income tax provision	19,150	—	—	2,011	(e)	21,161
Consolidated net income	60,422	5,434	23,222	(22,322)		66,756
Less: net income attributable to noncontrolling interest	1,359	—	—	93	(f)	1,452
Net income attributable to stockholders	$59,063	$5,434	$23,222	$(22,415)		$65,304

Net income per common share:
Basic	$0.80					$0.89
Diluted	$0.80					$0.88

Weighted average common shares outstanding:
Basic	72,915					72,915
Diluted	74,771					74,771

The accompanying notes are an integral part of these unaudited pro forma financial statements.

ATHLON ENERGY INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1.   Basis of Presentation, the Offering, and Other Transactions

Athlon’s historical financial information is derived from Athlon’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this Current Report on Form 8-K/A.  Hibernia Energy LLC’s historical financial information is derived from Hibernia’s audited consolidated financial statements as of and for the year ended December 31, 2013, which is included as an exhibit to this Current Report on Form 8-K/A.  Piedra’s historical financial information is derived from Piedra’s audited Schedule of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties, which is incorporated by reference into this Current Report on Form 8-K/A.  Piedra’s Schedule of Direct Operating Revenues and Direct Operating Expenses of Certain Oil and Natural Gas Properties is not intended to be a complete presentation of the results of operations of the properties, as they do not include general and administrative expenses, effects of derivative transactions, interest income or expense, depreciation, depletion, and amortization, any provision for income tax expenses, and other income and expense items not directly associated with direct operating revenues from natural gas, natural gas liquids, and crude oil.  As such, they are not indicative of the operating results of the Piedra assets going forward.

For purposes of the unaudited pro forma balance sheet, it is assumed that the Acquisitions and related transactions occurred on December 31, 2013.  For purposes of the unaudited pro forma statement of operations, it is assumed that the Acquisitions and related transactions occurred on January 1, 2013.

Note 2.   Pro Forma Adjustments and Assumptions

Athlon made the following adjustments and assumptions in the preparation of the unaudited pro forma balance sheet:

(a)         On April 11, 2014, Athlon received firm commitments from the lenders under its credit agreement to increase the borrowing base from $525 million to $1.0 billion.  Reflects estimated debt issuance costs associated with this borrowing base redetermination.

(b)         Reflects borrowings under Athlon’s credit agreement to fund the purchase price of the Acquisitions.

(c)          To eliminate the assets, liabilities, and members’ equity not acquired or assumed from Hibernia in the Acquisitions, to record the Acquisitions for $667.7 million in cash, and to allocate the purchase price to the assets acquired and liabilities assumed.  The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change.  Any future adjustments to the allocation of the purchase price are not expected to have a material effect on Athlon’s financial condition, results of operations, or cash flows.

The allocation of the purchase price of the Acquisitions to the fair value of the assets acquired and liabilities assumed is as follows (in thousands):

Evaluated oil and natural gas properties, including wells and related equipment	$309,282
Unevaluated oil and natural gas properties	359,207
Total assets acquired	668,489
Asset retirement obligations	789
Total liabilities assumed	789
Fair value of net assets acquired	$667,700

(d)         Reflects estimated acquisition costs incurred in connection with the consummation of the Acquisitions.

Athlon made the following adjustments and assumptions in the preparation of the unaudited pro forma statement of operations:

(a)         A portion of the assets acquired by Hibernia were acquired by them during May 2013.  Reflects the incremental oil and natural gas revenues and production costs associated with those assets Hibernia from January 1, 2013 through the date of acquisition.

(b)         Reflects incremental depletion, depreciation, and amortization of oil and natural gas properties associated with the Acquisitions.  Costs associated with evaluated properties are amortized using a unit-of-production basis under the full cost method of accounting for oil and natural gas properties.

ATHLON ENERGY INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

(c)          Reflects incremental accretion of discount on asset retirement obligations associated with the Acquisitions.

(d)         Reflects estimated incremental interest expense associated with borrowings under Athlon’s credit agreement to fund the purchase price of the Acquisitions and amortization of incremental debt issuance costs associated with the aforementioned borrowing base redetermination.

If the LIBOR rate increased 1/8%, we would have incurred approximately $1.0 million more of interest expense and if the rate decreased 1/8%, we would have incurred approximately $1.0 million less.

(e)          Reflects estimated incremental income tax provision associated with the additional operating income from the Acquisitions and the pro forma adjustments using Athlon’s effective tax rate for 2013 of 24.1%.  This rate is inclusive of federal, state, and local income taxes and differs from the statutory rate as Athlon has only been subject to federal income tax as a subchapter C corporation since the date of its incorporation.

(f)           Reflects estimated increase in net income attributable to noncontrolling interest associated with the additional operating income from the Acquisitions and the pro forma adjustments.  Athlon is the sole managing partner of Athlon Holdings LP and owns less than 100% of the economic interest in Athlon Holdings LP, but has 100% of the voting power and controls the management of Athlon Holdings LP.

Note 3. Pro Forma Earnings Per Share

The following table reflects the pro forma allocation of net income to Athlon’s common stockholders and earnings per share (“EPS”) computations for 2013 (in thousands, except per share amounts):

Basic EPS
Numerator:
Undistributed net income attributable to stockholders	$65,304
Participation rights of unvested RSUs in undistributed earnings	(698)
Basic undistributed net income attributable to stockholders	$64,606
Denominator:
Basic weighted average shares outstanding	72,915
Basic EPS attributable to stockholders	$0.89

Diluted EPS
Numerator:
Undistributed net income attributable to stockholders	$65,304
Participation rights of unvested RSUs in undistributed earnings	(681)
Effect of conversion of New Holdings Units to shares of Athlon’s common stock	1,452
Diluted undistributed net income attributable to stockholders	$66,075
Denominator:
Basic weighted average shares outstanding	72,915
Effect of conversion of New Holdings Units to shares of Athlon’s common stock	1,856
Diluted weighted average shares outstanding	74,771
Diluted EPS attributable to stockholders	$0.88

Note 4.         Supplementary Information

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures.  Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those included herein.  The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions based on the results of drilling, testing, and production activities.  Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered.  Reserve estimates are integral to management’s analysis of impairment of oil and natural gas properties and the calculation of depletion, depreciation, and amortization on these properties.  Natural gas volumes include natural gas liquids.

5

ATHLON ENERGY INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

Athlon’s estimated pro forma net quantities of proved reserves were as follows as of December 31, 2013:

	Athlon Historical	Hibernia Historical	Piedra Historical	Total Pro Forma
Proved developed reserves:
Oil (MBbls)	26,436	4,159	2,414	33,009
Natural gas (MMcf)	121,820	10,067	8,242	140,129
Combined (MBOE)	46,740	5,837	3,787	56,364
Proved undeveloped reserves:
Oil (MBbls)	44,738	9,695	6,868	61,301
Natural gas (MMcf)	214,718	23,012	23,247	260,977
Combined (MBOE)	80,524	13,530	10,743	104,797
Proved reserves:
Oil (MBbls)	71,174	13,854	9,282	94,310
Natural gas (MMcf)	336,538	33,079	31,489	401,106
Combined (MBOE)	127,264	19,367	14,530	161,161

The changes in Athlon’s pro forma proved reserves were as follows for 2013:

	Athlon Historical			Hibernia Historical			Piedra Historical			Total Pro Forma
		Natural	Oil		Natural	Oil		Natural	Oil		Natural	Oil
	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent
	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)	(MBbls)	(MMcf)	(MBOE)
Balance, December 31, 2012	49,423	219,333	85,979	3,176	6,991	4,341	9,688	23,624	13,625	62,287	249,948	103,945
Purchases of minerals-in-place	495	2,059	838	8,288	18,262	11,332	—	—	—	8,783	20,321	12,170
Extensions and discoveries	23,895	102,820	41,031	2,248	4,977	3,078	—	—	—	26,143	107,797	44,109
Revisions of previous estimates	43	22,977	3,874	304	3,220	840	(139)	8,527	1,282	208	34,724	5,996
Production	(2,682)	(10,651)	(4,458)	(162)	(371)	(224)	(267)	(662)	(377)	(3,111)	(11,684)	(5,059)
Balance, December 31, 2013	71,174	336,538	127,264	13,854	33,079	19,367	9,282	31,489	14,530	94,310	401,106	161,161

The following pro forma standardized measure of the discounted net future cash flows and changes applicable to proved reserves reflect the effect of income taxes assuming the Acquisitions had been subject to federal income tax.  The future net cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution.  The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves.  Revisions of previous year estimates can have a significant impact on these results.  Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation.  Therefore, the standardized measure of discounted future net cash flows is not necessarily indicative of the fair value of Athlon’s proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions.  Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions.  Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

Athlon’s pro forma standardized measure of discounted future net cash flows was as follows as of December 31, 2013:

	Athlon Historical	Hibernia Historical	Piedra Historical	Pro Forma Adjustments	Pro Forma as Adjusted
	(in thousands)
Future cash inflows	$8,053,437	$1,491,194	$1,073,809	$—	$10,618,440
Future production costs	(2,421,186)	(326,331)	(321,907)	—	(3,069,424)
Future development costs	(1,242,817)	(202,159)	(160,555)	—	(1,605,531)
Future income taxes	(1,347,259)	(10,438)	(7,517)	(310,683)	(1,675,897)
Future net cash flows	3,042,175	952,266	583,830	(310,683)	4,267,588
10% annual discount	(1,942,501)	(605,100)	(369,043)	197,568	(2,719,076)
Standardized measure of discounted estimated future net cash flows	$1,099,674	$347,166	$214,787	$(113,115)	$1,548,512

ATHLON ENERGY INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS — Continued

The changes in Athlon’s pro forma standardized measure of discounted estimated future net cash flows were as follows for 2013:

	Athlon Historical	Hibernia Historical	Piedra Historical	Pro Forma Adjustments	Pro Forma as Adjusted
	(in thousands)
Net change in prices and production costs	$250,716	$40,254	$1,918	$—	$292,888
Purchases of minerals-in-place	11,601	127,844	—	—	139,445
Extensions, discoveries, and improved recovery	448,208	60,044	—	—	508,252
Revisions of previous quantity estimates	50,202	15,232	19,199	—	84,633
Production, net of production costs	(246,327)	(16,345)	(23,223)	—	(285,895)
Previously estimated development costs incurred during the period	130,900	6,292	23,238	—	160,430
Accretion of discount	86,658	13,315	17,172	—	117,145
Change in estimated future development costs	(17,389)	31,100	554	—	14,265
Net change in income taxes	(520,162)	(2,968)	(343)	(113,115)	(636,588)
Change in timing and other	54,353	14,664	6,974	—	75,991
Net change in standardized measure	248,760	289,432	45,489	(113,115)	470,566
Standardized measure, beginning of year	850,914	57,734	169,298	—	1,077,946
Standardized measure, end of year	$1,099,674	$347,166	$214,787	$(113,115)	$1,548,512